Exhibit 99.1

SYNNEX Corporation Reports Fiscal 2018 Fourth Quarter and Full Year Results
Quarterly Cash Dividend Increased by 7% to $0.375 Per Share

Fremont, Calif., - January 10, 2019 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2018.

	Q4 FY18	Q4 FY17	Net change
Revenue ($M)	$5,622	$5,312	5.8%
Operating income ($M)	$198.3	$159.9	24.0%
Non-GAAP operating income ($M)(1)	$265.1	$192.9	37.4%
Operating margin	3.53%	3.01%	52 bps
Non-GAAP operating margin(1)	4.72%	3.63%	108 bps
Net income ($M)	$113.2	$91.1	24.3%
Non-GAAP net income ($M)(1)	$171.5	$112.4	52.5%
Diluted EPS	$2.41	$2.26	6.6%
Non-GAAP Diluted EPS(1)	$3.65	$2.79	30.8%
(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangible assets together with the related tax effects thereon, and an adjustment related to repatriation tax and the remeasurement of deferred taxes. A reconciliation of GAAP to Non-GAAP financial measures is presented in the supplementary information section at the end of this press release.

“Our record results continued in the fourth quarter as a result of strong demand in Technology Solutions and outstanding performance from Concentrix,” said Dennis Polk, President and Chief Executive Officer, SYNNEX Corporation. "Superior execution by our team and leveraging the strategic investments we have made enabled the strong finish to fiscal 2018. We look forward to driving additional value for all our constituents in 2019."

Fiscal 2018 Fourth Quarter Highlights:

•
Technology Solutions: Revenue was $4.7 billion, down 2.7% from the prior fiscal year fourth quarter. Operating income was $123 million, or 2.6% of segment revenue, compared to $112 million, or 2.3% of segment revenue, in the prior fiscal year fourth quarter. Non-GAAP operating income was $136 million, or 2.9% of segment revenue, in the fiscal fourth quarter of 2018, compared to $128 million, or 2.7% of segment revenue, in the prior fiscal year fourth quarter.

•
Concentrix: Revenue was $972 million, up 82.0% from the prior fiscal year fourth quarter as a result of the Convergys acquisition on October 5th. Operating income was $75 million, or 7.7% of segment revenue, compared to $48 million, or 8.9% of segment revenue in the prior fiscal year fourth quarter. Non-GAAP operating income was $129 million, or 13.2% of segment revenue, in the fiscal fourth quarter of 2018, compared to $65 million, or 12.1% of segment revenue, in the prior fiscal year fourth quarter.

•	The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 7.9% compared to 10.3% in the prior fiscal year fourth quarter. The adjusted trailing fiscal four quarters ROIC was 10.8%.

•	Depreciation and amortization were $34 million and $45 million, respectively.

•	Cash generated from operations was approximately $141 million for the quarter.

	FY18	FY17	Net change
Revenue ($M)	$20,054	$17,046	17.6%
Operating income ($M)	$551.0	$509.0	8.3%
Non-GAAP operating income ($M)(1)	$720.5	$592.9	21.5%
Operating margin	2.75%	2.99%	(24) bps
Non-GAAP operating margin(1)	3.59%	3.48%	11 bps
Net income ($M)	$300.6	$301.2	-0.2%
Non-GAAP Net income ($M)(1)	$455.4	$355.6	28.1%
Diluted EPS	$7.19	$7.51	-4.3%
Non-GAAP Diluted EPS(1)	$10.89	$8.86	22.9%
(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangible assets together with the related tax effects thereon, and an adjustment related to repatriation tax and the remeasurement of deferred taxes. A reconciliation of GAAP to Non-GAAP financial measures is presented in the supplementary information section at the end of this press release.
Fiscal 2018 Highlights:

•
Technology Solutions: Revenue was $17.6 billion, up 16.8% from the prior fiscal year. Operating income was $406 million, or 2.3% of segment revenue, compared to $394 million, or 2.6% of segment revenue, in the prior fiscal year. Non-GAAP operating income was $464 million, or 2.6% of segment revenue, in fiscal year 2018, compared to $413 million, or 2.7% of segment revenue, in the prior fiscal year.

•
Concentrix: Revenue was $2.5 billion, up 23.8% from the prior fiscal year as a result of the Convergys acquisition on October 5th. Operating income was $145 million, or 5.9% of segment revenue, compared to $115 million, or 5.8% of segment revenue, in the prior fiscal year. Non-GAAP operating income was $257 million, or 10.4% of segment revenue, in fiscal year 2018, compared to $180 million, or 9.0% of segment revenue, in the prior fiscal year.

•	Depreciation and amortization were $101 million and $124 million, respectively.

•	Cash generated from operations was approximately $101 million for the year.

Fiscal 2019 First Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2019 first quarter. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangibles and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $5.225 billion to $5.425 billion.

•	Net income is expected to be in the range of $88.1 million to $93.1 million and, on a Non-GAAP basis, net income is expected to be in the range of $138.9 million to $143.9 million.

•	Diluted earnings per share is expected to be in the range of $1.71 to $1.81 and, on a Non-GAAP basis, diluted earnings per share is expected to be in the range of $2.70 to $2.80.

•	After-tax amortization of intangibles is expected to be $37.7 million, or $0.73 per share.

•	After-tax acquisition-related and integration expense is expected to be $13.1 million, or $0.25 per share.
Dividend Announcement
SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.375 per common share. The dividend is payable on January 31, 2019 to stockholders of record as of the close of business on January 22, 2019.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (866) 393-4306 in North America or (734) 385-2616 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.
About SYNNEX Corporation
SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services focused on customer engagement, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.

In fiscal year 2018, non-GAAP net income and non-GAAP diluted earnings per share also exclude the impact of an adjustment relating to the enactment of the Tax Cuts and Jobs Act of 2017. This adjustment includes a transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate.

Additionally, SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC is calculated by excluding the tax effected impact of acquisition-related and integration expenses, restructuring costs and the amortization of intangibles from operating income and equity.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information section at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our expectations and outlook for the fiscal 2019 first quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, tax rate, after-tax amortization of intangibles, and after-tax acquisition-related and integration expenses, frequency and occurrence of dividend declarations, as well as statements regarding additional value for constituents, and the anticipated benefits of the non-GAAP financial measures are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the estimated financial impact of the Convergys acquisition; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2017 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2019 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SYNNEX Corporation
Consolidated Balance Sheets
(currency and share amounts in thousands)
(Amounts may not add due to rounding)
(unaudited)

	November 30, 2018	November 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$454,694	$550,688
Restricted cash	7,126	5,837
Short-term investments	2,581	5,475
Accounts receivable, net	3,855,431	2,846,371
Receivable from related parties	65	77
Inventories	2,518,319	2,162,626
Other current assets	261,536	168,704
Total current assets	7,099,753	5,739,778
Property and equipment, net	571,326	346,589
Goodwill	2,203,316	872,641
Intangible assets, net	1,377,305	583,051
Deferred tax assets	76,508	31,687
Other assets	152,227	124,780
Total assets	$11,480,434	$7,698,526

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$833,216	$805,471
Accounts payable	3,025,197	2,626,720
Payable to related parties	22,905	16,888
Accrued compensation and benefits	358,352	204,665
Other accrued liabilities	613,449	354,104
Income taxes payable	41,322	33,359
Total current liabilities	4,894,441	4,041,207
Long-term borrowings	2,622,782	1,136,089
Other long-term liabilities	325,119	124,008
Deferred tax liabilities	206,024	113,527
Total liabilities	8,048,366	5,414,831

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 52,861 and 41,092 shares issued as of November 30, 2018 and 2017, respectively	51	41
Additional paid-in capital	1,512,203	467,948
Treasury stock, 2,167 and 1,419 shares as of November 30, 2018 and 2017, respectively	(149,533)	(77,133)
Accumulated other comprehensive income (loss)	(126,288)	(61,919)
Retained earnings	2,195,635	1,954,758
Total stockholders’ equity	3,432,068	2,283,695
Total liabilities and equity	$11,480,434	$7,698,526

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(Amounts may not add due to rounding)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2018	November 30, 2017	November 30, 2018	November 30, 2017
Revenue:
Products	$4,654,642	$4,781,408	$17,608,897	$15,070,871
Services	967,559	530,469	2,444,867	1,974,829
Total revenue	5,622,201	5,311,877	20,053,764	17,045,700
Cost of revenue:
Products	(4,383,245)	(4,525,904)	(16,611,595)	(14,262,094)
Services	(587,472)	(324,005)	(1,514,470)	(1,232,666)
Gross profit	651,485	461,968	1,927,699	1,550,940
Selling, general and administrative expenses	(453,215)	(302,108)	(1,376,664)	(1,041,975)
Operating income	198,270	159,860	551,036	508,965
Interest expense and finance charges, net	(30,791)	(18,459)	(84,675)	(45,357)
Other income (expense), net	(5,487)	(202)	(8,984)	1,123
Income before income taxes	161,992	141,199	457,377	464,731
Provision for income taxes	(48,811)	(50,126)	(156,779)	(163,558)
Net income	$113,180	$91,073	$300,598	$301,173
Earnings per common share:
Basic	$2.42	$2.28	$7.23	$7.54
Diluted	$2.41	$2.26	$7.19	$7.51
Weighted-average common shares outstanding:
Basic	46,429	39,635	41,215	39,556
Diluted	46,633	39,867	41,451	39,758
Cash dividends declared per share	$0.35	$0.30	$1.40	$1.05

SYNNEX Corporation
Segment Information
(currency in thousands)
(Amounts may not add due to rounding)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2018	November 30, 2017	November 30, 2018	November 30, 2017
Revenue:
Technology Solutions	$4,654,646	$4,781,491	$17,608,982	$15,071,185
Concentrix	972,286	534,363	2,463,151	1,990,180
Inter-segment elimination	(4,730)	(3,977)	(18,369)	(15,665)
Consolidated	$5,622,201	$5,311,877	$20,053,764	$17,045,700

Operating income:
Technology Solutions	$122,924	$112,226	$406,274	$394,320
Concentrix	75,346	47,634	144,761	114,623
Inter-segment elimination	—	—	—	22
Consolidated	$198,270	$159,860	$551,036	$508,965

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)
(Amounts may not add due to rounding)

	Three Months Ended		Fiscal Year Ended
	November 30, 2018	November 30, 2017	November 30, 2018	November 30, 2017
Revenue in Constant Currency
Consolidated
Revenue	$5,622,201	$5,311,877	$20,053,764	$17,045,700
Foreign currency translation	44,623		(18,539)
Revenue in constant currency	$5,666,824	$5,311,877	$20,035,225	$17,045,700

Technology Solutions
Segment revenue	$4,654,646	$4,781,491	$17,608,982	$15,071,185
Foreign currency translation	32,307		(13,247)
Revenue in constant currency	$4,686,953	$4,781,491	$17,595,735	$15,071,185

Concentrix
Segment revenue	$972,286	$534,363	$2,463,151	$1,990,180
Foreign currency translation	12,316		(5,292)
Revenue in constant currency	$984,602	$534,363	$2,457,859	$1,990,180

	Three Months Ended		Fiscal Year Ended
	November 30, 2018	November 30, 2017	November 30, 2018	November 30, 2017
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$453,215	$302,108	$1,376,664	$1,041,975
Acquisition-related and integration expenses	21,713	3,144	45,132	4,781
Amortization of intangibles	44,662	29,516	122,544	77,500
Adjusted selling, general and administrative expenses	$386,840	$269,448	$1,208,988	$959,694

Technology Solutions
GAAP selling, general and administrative expenses	$148,476	$143,356	$591,106	$414,763
Acquisition-related and integration expenses	1,293	3,019	7,642	3,724
Amortization of intangibles	12,205	12,968	50,007	14,929
Adjusted selling, general and administrative expenses	$134,978	$127,369	$533,457	$396,110

Concentrix
GAAP selling, general and administrative expenses	$306,670	$160,398	$792,791	$634,530
Acquisition-related and integration expenses	20,420	125	37,490	1,057
Amortization of intangibles	32,457	16,548	72,537	62,571
Adjusted selling, general and administrative expenses	$253,793	$143,725	$682,764	$570,902

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)
(Amounts may not add due to rounding)
(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2018	November 30, 2017	November 30, 2018	November 30, 2017
Operating income and Operating margin
Consolidated
Revenue	$5,622,201	$5,311,877	$20,053,764	$17,045,700

GAAP operating income	$198,270	$159,860	$551,036	$508,965
Acquisition-related and integration expenses	21,713	3,144	45,132	4,781
Amortization of intangibles	45,149	29,937	124,332	79,181
Non-GAAP operating income	$265,132	$192,941	$720,500	$592,927
Depreciation	33,924	21,647	100,955	80,705
Adjusted EBITDA	$299,056	$214,588	$821,455	$673,632

GAAP operating margin	3.53%	3.01%	2.75%	2.99%
Non-GAAP operating margin	4.72%	3.63%	3.59%	3.48%

Technology Solutions
Segment revenue	$4,654,646	$4,781,491	$17,608,982	$15,071,185

GAAP operating income	$122,924	$112,226	$406,274	$394,320
Acquisition-related and integration expenses	1,293	3,019	7,642	3,724
Amortization of intangibles	12,205	12,968	50,007	14,929
Non-GAAP operating income	$136,422	$128,213	$463,923	$412,973
Depreciation	5,625	4,703	20,681	15,111
Adjusted EBITDA	$142,047	$132,916	$484,604	$428,084

GAAP operating margin	2.64%	2.35%	2.31%	2.62%
Non-GAAP operating margin	2.93%	2.68%	2.63%	2.74%

Concentrix
Segment revenue	$972,286	$534,363	$2,463,151	$1,990,180

GAAP operating income	$75,346	$47,634	$144,761	$114,623
Acquisition-related and integration expenses	20,420	125	37,490	1,057
Amortization of intangibles	32,944	16,969	74,325	64,252
Non-GAAP operating income	$128,710	$64,728	$256,576	$179,932
Depreciation	28,299	16,944	80,274	65,617
Adjusted EBITDA	$157,009	$81,672	$336,850	$245,549

GAAP operating margin	7.75%	8.91%	5.88%	5.76%
Non-GAAP operating margin	13.24%	12.11%	10.42%	9.04%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(Amounts may not add due to rounding)
(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2018	November 30, 2017	November 30, 2018	November 30, 2017
Net income
Net income	$113,180	$91,073	$300,598	$301,173
Acquisition-related and integration expenses	21,713	3,144	42,498	4,781
Amortization of intangibles	45,149	29,937	124,332	79,181
Income taxes related to the above(1)	(16,930)	(11,711)	(45,111)	(29,550)
U.S. tax reform adjustment	8,410	—	33,111	—
Non-GAAP net income	$171,522	$112,443	$455,428	$355,585

Diluted earnings per common share ("EPS")(2)
Net income	$113,180	$91,073	$300,598	$301,173
Less: net income allocated to participating securities	(977)	(836)	(2,721)	(2,778)
Net income attributable to common stockholders	112,203	90,237	297,877	298,395
Acquisition-related and integration expenses attributable to common stockholders	21,515	3,115	42,106	4,737
Amortization of intangibles attributable to common stockholders	44,737	29,661	123,186	78,448
Income taxes related to the above attributable to common stockholders(1)	(16,775)	(11,603)	(44,695)	(29,277)
U.S. tax reform adjustment attributable to common stockholders	8,333	—	32,806	—
Non-GAAP net income attributable to common stockholders	$170,013	$111,410	$451,279	$352,303

Weighted-average number of common shares - diluted:	46,633	39,867	41,451	39,758

Diluted EPS(2)	$2.41	$2.26	$7.19	$7.51
Acquisition-related and integration expenses	0.46	0.08	1.02	0.12
Amortization of intangibles	0.96	0.74	2.97	1.97
Income taxes related to the above(1)	(0.36)	(0.29)	(1.08)	(0.74)
U.S. tax reform adjustment attributable to common stockholders	0.18	—	0.79	—
Non-GAAP Diluted EPS	$3.65	$2.79	$10.89	$8.86

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(amounts in millions, except for per share amounts)
(Amounts may not add due to rounding)
(continued)

	Forecast
	Three Months Ending February 28, 2019
	Low	High
Net income
Net income	$88.1	$93.1
Acquisition-related and integration expenses	18.2	18.2
Amortization of intangibles	52.4	52.4
Income taxes related to the above(1)	(19.8)	(19.8)
Non-GAAP net income	$138.9	$143.9

Diluted EPS(2)	$1.71	$1.81
Acquisition-related and integration expenses	0.35	0.35
Amortization of intangibles	1.02	1.02
Income taxes related to the above(1)	(0.39)	(0.39)
Non-GAAP Diluted EPS	$2.70	$2.80
(1) The tax effect of the non-GAAP adjustments was calculated using the effective year-to date tax rate during the respective fiscal years. The effective tax rate for fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 0.9% of Net income for the three months and the years ended November 30, 2018 and 2017. Net income allocable to participating securities is estimated to be approximately 0.9% of Net income for the three months ending February 28, 2019.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(Amounts may not add or compute due to rounding)

Return on Invested Capital ("ROIC")

	November 30, 2018	November 30, 2017
ROIC
Operating income (Trailing fiscal four quarters)	$551,036	$508,965
Income taxes on operating income(1)	(188,895)	(179,105)
Operating income after taxes	$362,141	$329,860

Total borrowings, excluding book overdraft (last five quarters average)	$2,164,694	$1,208,330
Total equity (last five quarters average)	2,534,008	2,126,159
Less: U.S. cash and cash equivalents (last five quarters average)	(134,377)	(132,881)
Total invested capital	$4,564,325	$3,201,608

ROIC	7.9%	10.3%

Adjusted ROIC
Non-GAAP operating income (Trailing fiscal four quarters)	$720,500	$592,927
Income taxes on Non-GAAP operating income(1)	(194,823)	(208,652)
Non-GAAP operating income after taxes	$525,677	$384,275

Total invested capital	$4,564,325	$3,201,608
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	314,343	208,615
Total Non-GAAP invested capital	$4,878,668	$3,410,223

Adjusted ROIC	10.8%	11.3%
(1) Income taxes on GAAP and non-GAAP operating income was calculated using the effective GAAP and non-GAAP tax rates during the quarters included in the respective trailing four quarter periods.

Debt to Capitalization

		November 30, 2018	November 30, 2017
Total borrowings, excluding book overdraft	(a)	$3,451,006	$1,937,253
Total equity	(b)	3,432,068	2,283,695
Debt to capitalization	(a)/((a)+(b))	50.1%	45.9%

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(Amounts may not add or compute due to rounding)
(continued)

Cash Conversion Cycle

		Three Months Ended
		November 30, 2018	November 30, 2017
Days sales outstanding
Revenue (products and services)	(a)	$5,622,201	$5,311,877
Accounts receivable, including receivable from related parties	(b)	3,855,496	2,846,448
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	62	49

Days inventory outstanding
Cost of revenue (products and services)	(d)	$4,970,717	$4,849,909
Inventories	(e)	2,518,319	2,162,626
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	46	41

Days payable outstanding
Cost of revenue (products and services)	(g)	$4,970,717	$4,849,909
Accounts payable, including payable to related parties	(h)	3,048,102	2,643,608
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	56	50

Cash conversion cycle	(j) = (c)+(f)-(i)	52	40

Investor Contact:
Marshall Witt
SYNNEX Corporation
marshallwitt@synnex.com
Telephone: (510) 668-3837